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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 20, 1998, except for Note 16 as to which the date is March 18, 1998 in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-58123) and related Prospectus of Schuff Steel Company for the registration of $100,000,000 of 10-1/2% Senior Notes due 2008.


                                                  /s/ ERNST & YOUNG LLP

Phoenix Arizona
July 21, 1998